                                                                   EXHIBIT 10.2

===============================================================================


                          REGISTRATION RIGHTS AGREEMENT

                                 by and between

                        INSpire INSURANCE SOLUTIONS, INC.

                                       and

                    ARROWHEAD GENERAL INSURANCE AGENCY, INC.

                          dated as of December 1, 1998


===============================================================================

                          REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of December 1, 1998 (the "SIGNING Date"), is made by and between INSpire Insurance Solutions, Inc., a Texas corporation ("INSPIRE") and Arrowhead General Insurance Agency, Inc., a Minnesota corporation ("AGIA"). INSpire and AGIA are sometimes together referred to as the "PARTIES," and individually referred to as a "PARTY."


                             PRELIMINARY STATEMENTS

         A. INSpire and AGIA are parties to that certain Option Agreement dated as of the Signing Date (the "OPTION AGREEMENT");

         B. Pursuant to the Option Agreement, INSpire granted to AGIA an Option (as defined in the Option Agreement) to purchase the Option Shares (as defined in the Option Agreement); and

         C. In order to induce AGIA to enter into the Option Agreement, INSpire has agreed to provide to AGIA the registration rights set forth in this Agreement.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties set forth in this Agreement and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.
                         DEFINITIONS AND INTERPRETATION

         Section 1.1 Definitions. As used in this Agreement, the following terms will have the meanings ascribed below:

                  (a) "1933 ACT" will mean the Securities Act of 1933, as amended.

                  (b) "AFFILIATE" means with respect to a Holder, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Holder. For the purposes of this definition, control means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Control will be presumed by an individual that is a director, executive officer, general partner, manager, or similar functionary of a Person, or a Person that beneficially owns more than 10% of any class of securities of such Person having general voting rights.

                  (c) "COMMISSION" will mean the Securities and Exchange Commission and any successor agency.

                  (d) "COMMON STOCK" will mean the common stock of INSpire, par value $.01 per share.

                  (e) "HOLDER" will mean AGIA.

                  (f) "PERSON" will mean any association, bank, business trust, corporation, estate, general partnership, Governmental Authority, individual, joint stock company, joint venture, labor union, limited liability company, limited partnership, non-profit corporation, professional association, professional corporation, trust, or any other organization or entity.

                  (g) "REGISTER," "REGISTERED" and "REGISTRATION" will refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act (as herein defined) and the declaration or ordering of effectiveness of such registration statement or document.

                  (h) "REGISTRABLE STOCK" will mean (i) any shares of Common Stock issued or issuable upon the exercise of all or any portion of the Option,
(ii) any Common Stock issued under this Agreement by way of a stock split, and
(iii) any Common Stock issued as a stock dividend of the Option Shares. For purposes of this Agreement, any Registrable Stock will cease to be Registrable Stock when (i) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement, (ii) such Registrable Stock is sold pursuant to Rule 144 (or any similar provision then in force) under the 1933 Act, (iii) such Registrable Stock is eligible to be sold pursuant to Rule 144(k) under the 1933 Act, (iv) such Registrable Stock has been otherwise transferred, no stop transfer order affecting such stock is in effect and INSpire has delivered new certificates or other evidences of ownership for such Registrable Stock not bearing any legend indicating that such shares have not been registered under the 1933 Act, or (v) such Registrable Stock is sold by a Person in a transaction in which the rights under the provisions of this Agreement are not assigned.

                  (i) "REQUESTING HOLDERS" will mean a Holder or Holders of, in the aggregate, at least a majority of the Registrable Stock.

         Section 1.2 References. References in this Agreement to any rules, regulations or forms promulgated by the Commission will include rules, regulations and forms succeeding to the functions thereof, whether or not bearing the same designation.

                                  ARTICLE II.
                               REGISTRATION RIGHTS

         Section 2.1 Demand Registration.

                  (a) At any time after the calculation of the number of Total Vested Shares (as defined in the Option Agreement) is deemed final in accordance with Section 2.4 of the Option Agreement (the "DETERMINATION Date"), any Requesting Holders may make a written request to INSpire (specifying that it is being made pursuant to this Section 2.1) that INSpire file a registration statement under the 1933 Act (or a similar document pursuant to any other statute then in effect corresponding to thc 1933 Act) covering the registration of Registrable Stock. In such event, INSpire will (x) within sixty (60) days thereafter notify in writing all other Holders of Registrable Stock of such request, and (y) use its best efforts to cause to be registered under the 1933 Act all Registrable Stock that the Requesting Holders and such other Holders have, within ninety (90) days after INSpire has given such notice, requested be registered.

                  (b) If the Requesting Holders intend to distribute the Registrable Stock covered by their request by means of an underwritten offering, they will so advise INSpire as a part of their request pursuant to Section 2.1(a) above, and INSpire will include such information in the written notice referred to in clause (x) of Section 2.1(a) above. In such event, the Holder's right to include its Registrable Stock in such registration will be conditioned upon such Holder's participation in such underwritten offering and the inclusion of such Holder's Registrable Stock in the underwritten offering to the extent provided in this Section 2.1. All Holders proposing to distribute Registrable Stock through such underwritten offering will enter into an underwriting agreement in customary form with the underwriter or underwriters and execute and deliver powers of attorney, custody agreements or other underwriting documents in customary form. Such underwriter or underwriters will be selected by INSpire subject to the approval of a majority in interest of the Requesting Holders, which approval will not be unreasonably withheld; provided, that no Holder will be required to make any representations or warranties to or agreements with INSpire or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Stock of such Holder and such Holder's intended method of distribution and any other representation required by law or reasonably required by the underwriter.

                  (c) Notwithstanding any other provision of this Section 2.1 to the contrary, if the managing underwriter of an underwritten offering of the Registrable Stock requested to be registered pursuant to this Section 2.1 advises the Requesting Holders in writing that in its opinion marketing factors require a limitation of the number of shares to be underwritten, the Requesting Holders will so advise all Holders of Registrable Stock that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Stock that may be included in such underwritten offering will be allocated among all such Holders, including the Requesting Holders, in proportion (as nearly as practicable) to the amount of Registrable Stock requested to be included in such registration by each Holder at the time of filing the registration statement.

                  (d) Notwithstanding any provision of this Agreement to the contrary, INSpire will not be required to effect a registration pursuant to this
Section 2.1 during the period starting with the thirtieth (30th) day immediately preceding the date of an anticipated filing by INSpire of, and ending on a date one hundred eighty (180) days following the effective date of, a registration statement pertaining to a public offering of securities for the account of INSpire; provided, that INSpire will actively employ in good faith reasonable efforts to cause such registration statement to become effective; and provided further, that INSpire's estimate of the date of filing such registration statement will be made in good faith.

                  (e) INSpire will be obligated to effect and pay for a total of only one (1) registration pursuant to this Section 2.1; provided, that a registration requested pursuant to this Section 2.1 will not be deemed to have been effected for purposes of this Section 2.1(e), unless (i) it has been declared effective by the Commission, (ii) if it is a shelf registration, it has remained effective for the period set forth in Section 2.2(b) and (iii) the offering of Registrable Stock pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the Commission (other than any such action prompted by any act or omission of the Holders).

         Section 2.2 Obligations of INSpire. Whenever required under Section 2.1 to use its best efforts to effect the registration of any Registrable Stock, INSpire will, as expeditiously as possible:

                  (a) prepare and file with the Commission, not later than one hundred twenty (120) days after receipt of a request to file a registration statement with respect to such Registrable Stock, a registration statement on any form for which INSpire then qualifies or which counsel for INSpire will deem appropriate and which form will be available for the sale of such issue of Registrable Stock in accordance with the intended method of distribution thereof, and use its best efforts to cause such registration statement to become effective as promptly as practicable thereafter; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, INSpire will (i) furnish to one (1) counsel selected by the Requesting Holders copies of all such documents proposed to be filed, and (ii) notify each such Holder of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred twenty (120) days or such shorter period which will terminate when all Registrable Stock covered by such registration statement has been sold (but not before the expiration of the forty (40) or ninety (90) day period referred to in Section 4(3) of the 1933 Act and Rule 174 thereunder, if applicable), and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) furnish to each Holder and any underwriter of Registrable Stock to be included in a registration statement copies of such registration statement as filed and each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Stock owned by such Holder;

                  (d) use its best efforts to register or qualify such Registrable Stock under such other securities or blue sky laws of such jurisdictions as any selling Holder or any underwriter of Registrable Stock reasonably requests in writing, and do any and all other acts which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Stock owned by such Holder; provided, that INSpire will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.2(d) hereof, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

                  (e) use its best efforts to cause the Registrable Stock covered by such registration statement to be registered with or approved by such other governmental agencies or other authorities as may be necessary by virtue of the business and operations of INSpire to enable the selling Holders thereof to consummate the disposition of such Registrable Stock;


                  (f) notify each selling Holder of such Registrable Stock and any underwriter thereof, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act (even if such time is after the period referred to in Section 2.2(b)), of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances being made not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances being made not misleading;

                  (g) make available for inspection by any selling Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such selling Holder or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of INSpire (collectively, the "RECORDS"), and cause INSpire's officers, directors and employees to supply all information reasonably requested by any such Inspector, as will be reasonably necessary to enable them to exercise their due diligence responsibility, in connection with such registration statement. Records or other information which INSpire determines, in good faith, to be confidential and which it notifies the Inspectors are confidential need not be disclosed unless the Inspectors execute a nondisclosure agreement confirming that such Records or other information will not be disclosed by the Inspectors unless (i) the disclosure of such Records or other information is necessary to avoid or correct a misstatement or omission in the registration statement, or (ii) the release of such Records or other information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each selling Holder will, upon learning that disclosure of such Records or other information is sought in a court of competent jurisdiction, give written notice to INSpire and allow INSpire, at INSpire's expense, to undertake appropriate action to prevent disclosure of the Records or other information deemed confidential;

                  (h) furnish, at the request of any Requesting Holder, on the date that such shares of Registrable Stock are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Stock is not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Stock becomes effective, (1) a signed opinion, dated such date, of the legal counsel representing INSpire for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Requesting Holders as to such matters as such underwriters or the Requesting Holders, as the case may be, may reasonably request and as would be customary in such a transaction; and (2) a letter, dated such date, from the independent certified public accountants of INSpire, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Requesting Holders and, if such accountants refuse to deliver such letter to such Holders, then to INSpire (i) stating that they are independent certified public accountants within the meaning of the 1933 Act and that, in the opinion of such accountants, the financial statements and other financial data of INSpire included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, and (ii) covering such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Requesting Holders may reasonably request and as would be customary in such a transaction;

                  (i) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Stock to be so included in the registration statement;

                  (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission; and

                  (k) use its best efforts to cause all such Registrable Stock to be listed on the Nasdaq Stock Market and/or any other securities exchange on which similar securities issued by INSpire are then listed or traded.

         INSpire may require each selling Holder of Registrable Stock as to which any registration is being effected to furnish to INSpire such information regarding the distribution of such Registrable Stock as INSpire may from time to time reasonably request in writing.

         Each Holder agrees that, upon receipt of any notice from INSpire of the happening of any event of the kind described in Section 2.2(f) hereof, such Holder will forthwith discontinue disposition of Registrable Stock pursuant to the registration statement covering such Registrable Stock until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 2.2(f) hereof, and, if so directed by INSpire, such Holder will deliver to INSpire (at INSpire's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Stock current at the time of receipt of such notice. In the event INSpire will give any such notice, INSpire will extend the period during which such registration statement will be maintained effective pursuant to this Agreement (including the period referred to in Section 2.2(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.2(f) hereof to and including the date when each selling Holder of Registrable Stock covered by such registration statement will have received the copies of the supplemented or amended prospectus contemplated by
Section 2.2(f) hereof.

         Section 2.3 Incidental Registration. At any one time after the Determination Date, if INSpire determines that it will file a registration statement under the 1933 Act (other than a registration statement on a Form S-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to INSpire's existing shareholders) on any form that would also permit the registration of the Registrable Stock and such filing is to be on its behalf and/or on behalf of selling holders of its securities for the general registration of its common stock to be sold for cash, at such time INSpire will within forty-five (45) days give each Holder written notice by registered mail of such determination setting forth the date on which INSpire proposes to file such registration statement, which date will be no earlier than thirty (30) days from the date of such notice, and advising each Holder of its right to have Registrable Stock included in such registration. Upon the written request of any Holder received by INSpire no later than thirty
(30) days after the date of INSpire's notice, INSpire will use its best efforts to cause to be registered under the 1933 Act all of the Registrable Stock that each such Holder has so requested to be registered. If, in the written opinion of the managing underwriter or underwriters (or, in the case of a non-underwritten offering, in the written opinion of the placement agent, or if there is none, INSpire), the total amount of such securities to be so registered, including such Registrable Stock, will exceed the maximum amount of INSpire's securities which can be marketed (i) at a price reasonably related to the then current market value of such securities, or (ii) without otherwise materially and adversely affecting the entire offering, then the amount of Registrable Stock to be offered for the accounts of Holders will be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the recommended amount; provided, that if securities are being offered for the account of other Persons as well as INSpire, such reduction will not represent a greater fraction of the number of securities intended to be offered by Holders than the fraction of similar reductions imposed on such other Persons other than INSpire over the amount of securities they intended to offer.

                                  ARTICLE III.
                              CERTAIN RESTRICTIONS

         Section 3.1 Holdback Agreement - Restrictions on Public Sale by Holders. To the extent not inconsistent with applicable law, each Holder whose Registrable Stock is included in a registration statement agrees not to effect any public sale or distribution of the issue being registered or a similar security of INSpire, or securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the 1933 Act, during the thirty (30) days prior to, and during the one hundred eighty (180) day period beginning on, the effective date of such registration statement (except as part of the registration), if and to the extent requested by INSpire in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

         Section 3.2 Restrictions on Public Sale by INSpire and Others. INSpire agrees (i) not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the fourteen (14) days prior to, and during the ninety (90) day period beginning on, the effective date of any registration statement in which Holders are participating (except as part of such registration), if and to the extent requested by the Holders in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering; and (ii) that any agreement entered into after the Signing Date pursuant to which INSpire issues or agrees to issue any securities convertible into or exchangeable or exercisable for such securities (other than pursuant to an effective registration statement) will contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 under the 1933 Act.

                                  ARTICLE IV.
                                    EXPENSES

         Section 4.1 Expenses of Registration. INSpire will bear all expenses incurred in connection with each registration pursuant to Sections 2.1 and 2.3 of this Agreement, excluding underwriters' discounts and commissions, but including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), exchange listing fees or National Association of Securities Dealers' fees, messenger and delivery expenses, all fees and expenses of complying with securities or blue sky laws, fees and disbursements of counsel for INSpire. The selling Holders will bear and pay the underwriting commissions and discounts applicable to the Registrable Stock offered for their account and fees and disbursements of counsel to the selling Holders in connection with any registrations, filings and qualifications made pursuant to this Agreement.

                                   ARTICLE V.
                                 INDEMNIFICATION

         Section 5.1 Indemnification by INSpire. INSpire agrees to indemnify, to the full extent permitted by law, each Holder, its officers, directors and agents and each Person who controls such Holder (within the meaning of the 1933
Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein (in case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading.

         Section 5.2 Indemnification by Holders. In connection with any registration statement in which a Holder is participating, each such Holder will furnish to INSpire in writing such information with respect to such Holder as INSpire reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the extent permitted by law, INSpire, its directors and officers and each Person who controls INSpire (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, to the extent that such untrue statement or omission is contained in any information with respect to such Holder so furnished by such Holder.

         Section 5.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claims with counsel reasonably satisfactory to such indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). Failure by such Person to provide said notice to the indemnifying party will itself not create liability except to the extent of any injury caused thereby. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one
(1) counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party will be obligated to pay the fees and expenses of such additional counsel or counsels.

         Section 5.4 Contribution. If for any reason the indemnity provided for in this Article V is unavailable to, or is insufficient to hold harmless, an indemnified party, then the indemnifying party will contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties; and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above will be deemed to include, subject to the limitations set forth in Section 5.3, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The Parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         If indemnification is available under this Article V, the indemnifying parties will indemnify each indemnified party to the full extent provided in Sections 5.1 and 5.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Article V.

                                  ARTICLE VI.
                            PARTICIPATION AND MERGER

         Section 6.1 Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Holders entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         Section 6.2 Mergers, Etc. INSpire will not, directly or indirectly, enter into any merger, consolidation or reorganization in which INSpire will not be the surviving corporation unless the proposed surviving corporation will, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of INSpire under this Agreement, and for that purpose references hereunder to "REGISTRABLE STOCK" will be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Stock under any such merger, consolidation or reorganization; provided, however, that the provisions of this Section 6.2 will not apply in the event of any merger, consolidation or reorganization in which INSpire is not the surviving corporation if each Holder is entitled to receive in exchange for its Registrable Stock consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the 1933 Act, or (iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within ninety
(90) days of completion of the transaction for resale to the public pursuant to the 1933 Act.

                                  ARTICLE VII.
                                 MISCELLANEOUS

         Section 7.1 Amendment. No amendment of this Agreement will be effective unless in a writing signed by the Parties.

         Section 7.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original agreement, but all of which will constitute one and the same agreement. Any Party may execute and deliver this Agreement by an executed signature page transmitted by a facsimile machine. If a Party transmits its signature page by a facsimile machine, such Party will promptly thereafter deliver an originally executed signature page to the other Parties, provided that any failure to deliver such an originally executed signature page will not affect the validity, legality, or enforceability of this Agreement.

         Section 7.3 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter of this Agreement.

         Section 7.4 Governing Law. THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE.

         Section 7.5 No Assignment. No Party may assign its benefits or delegate its duties under this Agreement without the prior consent of the other Party. Any attempted assignment or delegation without such prior consent will be void.

         Section 7.6 No Third Party Beneficiaries. Except as provided in Sections 5.1 and 5.2, this Agreement is solely for the benefit of the Parties and no other Person will have any right, interest, or claim under this Agreement.

         Section 7.7 Notices. All claims, consents, designations, notices, waivers, and other communications in connection with this Agreement will be in writing. Such claims, consents, designations, notices, waivers, and other communications will be considered received (a) on the day of actual transmittal when transmitted by facsimile with written confirmation of such transmittal, (b) on the next business day following actual transmittal when transmitted by a nationally recognized overnight courier, or (c) on the third business day following actual transmittal when transmitted by certified mail, postage prepaid, return receipt requested; in each case when transmitted to a Party at the address or location set forth on Schedule 12.8 of that certain Stock Purchase Agreement by and among INSpire, Arrow Claims Management, Inc. ("ACM") and all the Shareholders of ACM, dated as of October 29, 1998 (or to such other address to which such Party has notified the other Party in accordance with this
Section 7.7 to send such claims, consents, designations, notices, waivers, and other communications).

         Section 7.8 Representation by Legal Counsel. Each Party is a sophisticated Person that was advised by experienced legal counsel and other advisors in the negotiation and preparation of this Agreement.

         Section 7.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will not invalidate the remaining provisions of this Agreement or affect the validity or enforceability of such provision in any other jurisdiction. In addition, any such prohibited or unenforceable provision will be given effect to the extent possible in the jurisdiction where such provision is prohibited or unenforceable.

         Section 7.10 Successors. This Agreement will be binding upon and will inure to the benefit of each Party and its heirs, legal representatives, permitted assigns, and successors, provided that this Section will not permit the assignment or other transfer of this Agreement, whether by operation of law or otherwise, if such assignment of other transfer is not otherwise permitted under this Agreement.

         Section 7.11 Time of the Essence. Time is of the essence in the performance of this Agreement and all dates and periods specified in this Agreement.

         Section 7.12 Waiver. No provision of this Agreement will be considered waived unless such waiver is in writing and signed by the Party that benefits from the enforcement of such provision. No waiver of any provision in this Agreement, however, will be deemed a waiver of a subsequent breach of such provision or a waiver of a similar provision. In addition, a waiver of any breach or a failure to enforce any term or condition of this Agreement will not in any way affect, limit, or waive a Party's rights under this Agreement at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

         IN WITNESS WHEREOF, each Party has caused a duly authorized officer to execute, this Agreement as of the Signing Date.



                                     INSpire INSURANCE SOLUTIONS, INC.



                                     By: /s/ WILLIAM J. SMITH
                                        ---------------------------------------
                                        William J. Smith, III, President



                                     ARROWHEAD GENERAL INSURANCE AGENCY, INC.



                                     By: /s/ PATRICK J. KILKENNY
                                        ---------------------------------------
                                        Patrick J. Kilkenny, President